                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

--------------------------------------------------------------------------------
For this type of account:
Give the SOCIAL SECURITY number of--
----------------------------------------------------------------------------
1.  An individual's account                                 The individual
2.  Two or more individuals (joint   account)               The actual owner
                                                            of the account
                                                            or, if combined
                                                            funds, any one
                                                            of the
                                                            individuals(1)
3.  Husband and wife (joint account)                        The actual owner
                                                            of the account
                                                            or, if joint
                                                            funds, either
                                                            person(1)
4.  Custodian account of a minor (Uniform   Gift to Minors  The minor(2)
    Act)
5.  Adult and minor (joint account)                         The adult or, if
                                                            the minor is the
                                                            only
                                                            contributor, the
                                                            minor(1)
                                                            The ward, minor,
6.  Account in the name of guardian or committee for a      or incompetent
    designated ward, minor, or incompetent person           person(3)
7.  a. The usual revocable savings trust                    The grantor-
       account (grantor is also trustee)                    trustee(1)
    b. So-called trust account that is not                  The actual
       a legal or valid trust under State law               owner(1)
8.  Sole proprietorship account                             The owner(4)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
For this type of account:
Give the EMPLOYER IDENTIFICATION number of--
-------------------------------------------------------------------------------
 9.  A valid trust, estate, or pension trust                   The legal entity
                                                               (Do not furnish
                                                               the identifying
                                                               number of the
                                                               personal
                                                               representative
                                                               or trustee
                                                               unless the legal
                                                               entity itself is
                                                               not designated
                                                               in the account
                                                               title)(5)
10.  Corporate account                                         The corporation
11.  Religious, charitable, or educational organization        The organization
     account
12.  Partnership account held in the name of the business      The partnership
13.  Association, club, or other tax-exempt organization       The organization
14.  A broker or registered nominee                            The broker or
                                                               nominee
15.  Account with the Department                               The public
     of Agriculture in the name of a                           entity
     public entity (such as a State
     or local government, school
     district, or prison) that receives
     agricultural program payments

--------------------------------------------------------------------------------
(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDEN-TIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
Privacy Act Notice.-- Section 6109 requires most recipients of dividend, in-terest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are re-quired to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Cer-tain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or pat-ronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evi-dence to the contrary.
(3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or im-prisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE
Obtaining a Number
If you don't have a taxpayer identification number or you don't know your num-ber, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual re-
   tirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a)
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.
 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.